EXECUTION VERSION

CONSENT TO ASSIGNMENT
WHEREAS, Southern Union Company (the “Seller”), Plaza Missouri Acquisition, Inc. (the “Assignor”) and, for the limited purposes set forth therein, The Laclede Group, Inc. entered into (i) that certain Purchase and Sale Agreement (the “PSA”), dated as of December 14, 2012, and (ii) that certain Employee Agreement, dated December 14, 2012 (the “Employee Agreement”);
WHEREAS, pursuant to Section 13.3 of the PSA and, to the extent applicable, Section 7.6 of the Employee Agreement, the Assignor may not assign its rights or obligations under the PSA or the Employee Agreement without the prior written consent of the Seller; and
WHEREAS, the Assignor wishes to assign its rights and obligations under the PSA and the Employee Agreement to Laclede Gas Company, a Missouri corporation (the “Assignee”), and the Seller wishes to consent to such assignment.
NOW, THEREFORE, the Seller and the Assignor, intending to be legally bound, hereby agree as follows:
1.            The Seller hereby consents to the assignment by the Assignor of all of its rights and obligations under the PSA and the Employee Agreement to the Assignee, subject to the Assignee's agreement to assume all such rights and obligations and to be bound as “Buyer” under the PSA and the Employee Agreement.
2.            The provisions of Article XIII of the PSA shall apply equally to this consent to the extent applicable.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this consent to be executed and delivered by their duly authorized officers as of January 11, 2013.

SOUTHERN UNION COMPANY

By:	/s/ Martin Salinas, Jr.
Name: Martin Salinas, Jr.
Title: Chief Financial Officer

[Signature Page - Consent to Assignment]

PLAZA MISSOURI ACQUISITION, INC.

By:	/s/ Mary Kullman
Name: Mary Kullman
Title: Corporate Secretary

The Laclede Group, Inc. hereby acknowledges that this consent (and the subsequent assignment by the Assignor to the Assignee in accordance herewith) in no way affects any obligations of The Laclede Group, Inc. under either the PSA or the Employee Agreement.

THE LACLEDE GROUP, INC.

By:	/s/ Mark D. Waltermire
Name: Mark D. Waltermire
Title: Executive Vice President, Chief
Financial Officer

[Signature Page - Consent to Assignment]